EXHIBIT 10.4
November, 2005
ANADARKO PETROLEUM CORPORATION
1999 STOCK INCENTIVE PLAN
STOCK OPTION AGREEMENT
for UK Nationals
     1. To the extent that the options have vested, all or any part thereof, may be exercised by giving written notice of exercise to the Stock Option Administrator of the Company. The notice should specify the number of options to be exercised and the method of exercise. The date of exercise shall be deemed to be the date set forth on the notice of exercise. Such exercise shall be subject to payment and such approval as may be required under policies and procedures established by the Committee designated by the Board of Directors of the Company to administer and interpret the Plan. No shares shall be issued or delivered until full payment for the options exercised have been made.
     2. The options granted hereunder are not transferable by the Optionee and are exercisable, during the Optionee’s lifetime, only by the Optionee. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the options, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the options or any right or privilege conferred hereby, the options and the right and privilege conferred hereby shall immediately become null and void.
     3. The options may not be exercised unless the Optionee is an employee of the Company or an affiliate of the Company at the time of such exercise and shall have been continuously employed by the Company, or an affiliate of the Company, since the date of this Agreement; provided, however, that the options shall be exercisable following the termination of the Optionee’s employment during the term of the options as follows:
          (i) Retirement. If the Optionee shall cease to be employed by the Company or an affiliate of the Company by reason of retirement pursuant to a pension or retirement plan of the Company, or of an affiliate of the Company, the Optionee may, within a period of not more than six (6) months after such cessation of employment, exercise the option if and to the extent it was exercisable on the date of such cessation. In no event may the options be exercised more than seven (7) years from the date of grant.
          (ii) Death or Disability of Optionee. Notwithstanding Paragraph 2, in the event of the death of the Optionee prior to retirement or if the Optionee shall cease to be an employee of the Company or an affiliate of the Company by reason of disability prior to retirement, any option granted to the Optionee shall vest and be immediately exercisable with respect to all or any part of the shares as to which such option remains unexercised. In the event of the death of the Optionee, the Optionee’s legal representative may within a period of not more than twelve (12) months after the Optionee’s death exercise the option. In the event of the disability of the Optionee, the Optionee may within a period of not more than thirty-six (36) months after the date of cessation of employment, exercise the option. In no event may the options be exercised more than seven (7) years from the date of grant.

          Notwithstanding Paragraph 3, in the event of the death of the Optionee after retirement or disability, the Optionee’s legal representative may within a period of not more than twelve (12) months after the Optionee’s death exercise the option if and to the extent it was exercisable on the date of death. In no event may the options be exercised more than seven (7) years from the date of grant.
          (iii) Termination. If Optionee’s employment with the Company is involuntarily terminated by the Company for any reason other than (1) because of Optionee’s gross and deliberate disregard of duties and responsibilities as an employee of the Company or one of its subsidiaries or (2) his engaging in a criminal act constituting a felony against the Company or one of its subsidiaries, the Optionee (or, in the event of the Optionee’s death, the Optionee’s legal representative) may, within a period of not more than three (3) months after such cessation of employment, exercise the Option if and to the extent it was exercisable at the date of such cessation. In no event may the Options be exercised more than seven (7) years from the date of grant.
          (iv) Voluntary Termination. If the Optionee voluntarily terminates his or her employment with the Company, or an Affiliate, the Optionee (or, in the event of the Optionee’s death, the Optionee’s legal representative) may, within a period of not more than three (3) months after such cessation of employment, exercise the Options if and to the extent they were exercisable at the date of such cessation. In no event may the Options be exercised more than seven (7) years from the date of grant.
     Neither this Agreement nor the Plan shall be construed as giving Optionee any right to compensation of any kind as a result of rights forfeited under the Plan at the termination of Optionee’s employment. Any forfeited options shall not be taken into account for any pension or insurance related benefit.
     4. If the Optionee’s employment with the Company, or an Affiliate, is terminated by the Company or an Affiliate due to a reduction in force, job abolishment, or at the convenience of the Company, or an Affiliate, any and all unvested Options granted hereunder will vest and become fully exercisable on the date of termination.
     5. The Company may, at any time, in its sole discretion and with or without cause, cancel the options, in whole or in part, to the extent they have not become exercisable at the time of such action.
     6. The Optionee shall have no rights as a stockholder with respect to any shares of common stock subject to the options prior to the date of issuance to the Optionee of a certificate or certificates for such shares.
     7. By accepting the options, the Optionee agrees that any and all shares of common stock purchased upon the exercise of an option shall be acquired for investment and not with a view to, or for sale in connection with, any distribution thereof, and that each notice of the exercise of any portion of the options shall be accompanied by a representation and agreement in writing signed by the Optionee to the foregoing effect and, to the effect that no sale of such shares of common stock shall be made other than in compliance with the registration provisions of the Securities Act of 1933 or pursuant to an exemption therefrom. If at the time such notice of exercise is given the shares issuable upon exercise of the options are registered under the Securities Act of 1933, the Optionee, if Optionee is an executive officer, director or owner, directly or indirectly, of five percent (5%) or more of the outstanding shares of common stock, or is (or may be deemed to be) an affiliate of the Company within the meaning of the rules and regulations under the Securities Act of 1933, shall, in lieu of the aforesaid representation and agreement, furnish an agreement in writing to the effect that he or she shall not offer or sell any of shares acquired as a result of such exercise unless the Company has registered such shares for resale under the Securities Act of 1933, or such Optionee sells such shares pursuant to an exemption from the registration requirements of such Act.
     8. The Optionee shall be considered to be in the employment of the Company as long as the Optionee remains an employee of either the Company, a parent or subsidiary corporation of the Company, or a corporation or a parent or subsidiary of a corporation assuming or substituting a new option for this option. Any question as to whether and when there has been a termination of employment shall be determined either by the Committee or the Board of Directors of the employing corporation, and its determination shall be final.
     Nothing herein contained shall confer upon the Optionee any right with respect to continuance of employment by the Company or interfere in any way with the right of the Company to terminate the Optionee’s service, responsibilities, duties and authority to represent the Company or such subsidiary at any time, in its sole discretion and with or without cause subject to applicable law.
     9. If at any time the Company shall determine in its discretion that the listing or qualification of the shares of common stock subject hereto under any securities exchange requirements or under any applicable state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of the options or the issue of shares hereunder, the options may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.
     10. This option may be adjusted or required to be surrendered pursuant to the provisions of Section 7 of the Plan.
     11. Upon an exercise of this option, the Company may be required to withhold applicable tax with respect to the realization of compensation by the Optionee as a result of exercise of this option. The Company is hereby authorized to satisfy any such tax by withholding cash or common stock distributable upon such exercise.
     12. Any notice to be given to the Company under this Agreement shall be either delivered to the Stock Option Administrator by:

email:	stock_options_admin@anadarko.com
facsimile:	832/636-7557
mail:	1201 Lake Robbins Drive
The Woodlands, Texas 77380
and any notice to be given to the Optionee under this Agreement shall be addressed to the Optionee at the address designated below in the space provided therefor; provided, however, that either party may substitute a different address by notice in writing to the other.
     13. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, but neither this Agreement nor any rights hereunder shall be assignable by the Optionee except as specifically provided for herein.
     14. This Agreement shall be governed by, and construed in accordance with the laws of the State of Texas.

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